ASSIGNMENT AGREEMENT

Custody Agreement

This ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of [______]

by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY Mellon”), and EACH INVESTMENT COMPANY LISTED ON APPENDIX I (each, a “Customer” and collectively, the “Customers”).

WHEREAS, BNY Mellon and each of the Customers, as well as certain closed-end investment companies, are parties to a Custody Agreement, dated as of January 19, 2021 (as amended and in effect from time to time and including any Appendices, Schedules and Exhibits thereto, the “Custody Agreement”); and

WHEREAS, each of the Customers has, on behalf of each of its respective series listed on Appendix I hereto (each such series shall be referred to herein as a “Fund”), entered into an Agreement and Plan of Reorganization (each, a “Plan of Reorganization”) pursuant to which such Fund will reorganize into a newly-established series of Victory Portfolios IV, a Delaware statutory trust, or Victory Variable Insurance Funds II, a Delaware statutory trust, as set forth on Appendix I (each of Victory Portfolios IV and Victory Variable Insurance Funds II shall be referred to herein as an “Acquiring Trust” and each such newly-established series of each Acquiring Trust shall be referred to herein as an “Acquiring Fund”); and

WHEREAS, each Fund wishes to assign all of its rights, liabilities, duties and obligations under the Custody Agreement and ancillary agreements executed by such Fund and BNY Mellon pursuant to or as part of the services provided to such Fund by BNY Mellon under the Custody Agreement (collectively, the “Ancillary Agreements”) to the corresponding Acquiring Fund, and each Acquiring Fund wishes to accept such assignment; and

WHEREAS, Section 17.2 of the Custody Agreement provides that no Fund may, without BNY Mellon’s prior written consent, assign any of its rights or delegate any of its duties or obligations under the Custody Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Capitalized terms which are used herein without definition and which are defined in the Custody Agreement shall have the same meanings herein as in the Custody Agreement.

2.Assignment. From and as of the effective date of the consummation of the reorganization of a Fund with its corresponding Acquiring Fund, as set forth on Appendix I hereto, pursuant to the Plan of Reorganization (the “Effective Date”):

(a)such Fund hereby assigns to the corresponding Acquiring Fund, as set forth on Appendix I hereto, and the Acquiring Fund hereby accepts such assignment of, all of the rights, liabilities, duties and obligations of such Fund under and in respect of the Custody Agreement

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and all Ancillary Agreements (whether or not such rights, liabilities and obligations had yet accrued as of such date), with the effect that the provision of services by BNY Mellon to the corresponding Acquiring Fund shall continue from and after the Effective Date on identical terms as currently being provided to such Fund;

(b)such Acquiring Fund represents and warrants, which representations and warranties shall be deemed to be continuing, that each of the representations and warranties made by such Fund under the Custody Agreement (including the representations and warranties set forth in Section 13.2 of the Custody Agreement) is true and correct as to the Acquiring Fund; and

(c)such Acquiring Fund covenants and agrees that it shall be bound by the terms of the Custody Agreement and shall observe, perform and discharge all of its liabilities, duties and obligations arising under the terms of the Custody Agreement and all Ancillary Agreements, and as hereby assigned, the Custody Agreement and its terms and conditions shall remain in full force and effect.

(d)For purposes of Early Termination Fee in Section 16.2(b)(i) of the Custody Agreement, and to the extent any Acquiring Fund terminates the Custody Agreement within three months of the Effective Date of this Assignment Agreement, the Early Termination Fee will be calculated using the previous monthly fees paid by the Fund which assigned its rights to the Acquiring Fund. Victory Capital Management Inc. (“Victory Capital”) shall reimburse any Early Termination Fee paid by a Fund as provided under Section 9.2 of the Agreement and Plan of Reorganization to which such Fund and Victory Capital are parties.

3.Representations and Warranties. Each Fund and the corresponding Acquiring Fund hereby represents and warrants to BNY Mellon as follows:

(a)it has the power to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

(b)such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(c)all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d)its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law).

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4.Further Assurance. Each Fund and each Acquiring Fund hereby agrees to perform (or procure the performance of) all further acts and things, and to execute and deliver all such instruments and take all such action as may be required by law or as may be necessary or reasonably desirable in order to effect the intent and purpose of, and to carry out the terms of, this Agreement.

5.Miscellaneous. Nothing in this Agreement shall affect or prejudice any claim or demand which BNY Mellon may have against any Fund arising out of or in connection with the Custody Agreement or any Ancillary Agreement relating to matters arising prior to the Effective Date of such Fund’s assignment to the corresponding Acquiring Fund. This Agreement is governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Agreement may be executed and delivered by facsimile or email with confirmation of delivery and/or receipt.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

Assignors:

EACH CUSTOMER LISTED ON APPENDIX I, on behalf of each of its series listed on Appendix I, individually and not jointly

___________________________________

Name:

Title:

Custodian:

THE BANK OF NEW YORK MELLON

By:_______________________________

Name:

Title:

Assignees:

VICTORY PORTFOLIOS IV,

on behalf of each of its series listed on Appendix I, individually and not jointly

___________________________________

Name: Thomas Dusenberry

Title: President

VICTORY VARIABLE INSURANCE FUNDS II, on behalf of each of its series listed on Appendix I, individually and not jointly

___________________________________

Name: Thomas Dusenberry

Title: President

Address for Notices:

c/o Victory Capital Management

4900 Tiedeman Road, Brooklyn, OH 44144 Attention:

Nina Gupta  ([   ])

Thomas Dusenberry ([   ])

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Solely for purposes of Section 2(d):

VICTORY CAPITAL MANAGEMENT INC.

By:____________________________

Name:

Title:

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Appendix I

To December 2024 Assignment Agreement

Acquiring Fund, each a series of Victory
Fund	Portfolios IV
Pioneer AMT-Free Municipal Fund, a series of	Victory Pioneer AMT-Free Municipal Fund
Pioneer Series Trust II
Pioneer Balanced ESG Fund, a series of	Victory Pioneer Balanced Fund
Pioneer Series Trust IV
Pioneer Bond Fund, a series of Pioneer Bond	Victory Pioneer Bond Fund
Fund
Pioneer CAT Bond Fund, a series of Pioneer	Victory Pioneer CAT Bond Fund
Series Trust VII
Pioneer Core Equity Fund, a series of Pioneer	Victory Pioneer Core Equity Fund
Series Trust XI
Pioneer Active Credit Fund, a series of Pioneer	Victory Pioneer Active Credit Fund
Series Trust X
Pioneer Disciplined Growth Fund, a series of	Victory Pioneer Disciplined Growth Fund
Pioneer Series Trust XII
Pioneer Disciplined Value Fund, a series of	Victory Pioneer Disciplined Value Fund
Pioneer Series Trust III
Pioneer Equity Income Fund, a series of	Victory Pioneer Equity Income Fund
Pioneer Equity Income Fund
Pioneer Floating Rate Fund, a series of Pioneer	Victory Pioneer Floating Rate Fund
Series Trust VI
Pioneer Fund, a series of Pioneer Fund	Victory Pioneer Fund
Pioneer Fundamental Growth Fund, a series of	Victory Pioneer Fundamental Growth Fund
Pioneer Series Trust X
Pioneer Global Sustainable Growth Fund, a	Victory Pioneer Global Growth Fund
series of Pioneer Series Trust XIV
Pioneer High Income Municipal Fund, a series	Victory Pioneer High Income Municipal Fund
of Pioneer Series Trust V
Pioneer Intrinsic Value Fund, a series of	Victory Pioneer Intrinsic Value Fund
Pioneer Series Trust XIV
Pioneer Mid Cap Value Fund, a series of	Victory Pioneer Mid Cap Value Fund
Pioneer Mid Cap Value Fund
Pioneer Multi-Asset Ultrashort Income Fund, a	Victory Pioneer Multi-Asset Ultrashort Income
series of Pioneer Series Trust X	Fund
Pioneer Securitized Income Fund, a series of	Victory Pioneer Securitized Income Fund
Pioneer Series Trust IV
Pioneer Select Mid Cap Growth Fund, a series	Victory Pioneer Select Mid Cap Growth Fund
of Pioneer Series Trust II
Pioneer Short Term Income Fund, a series of	Victory Pioneer Short Term Income Fund
Pioneer Short Term Income Fund
Pioneer Solutions - Balanced Fund, a series of	Victory Pioneer Solutions - Balanced Fund
Pioneer Asset Allocation Trust
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Acquiring Fund, each a series of Victory
Fund	Portfolios IV
Pioneer U.S. Government Money Market	Victory Pioneer U.S. Government Money
Fund, a series of Pioneer Money Market Trust	Market Fund

Pioneer Equity Premium Income Fund, a series	Victory Pioneer Equity Premium Income Fund
of Pioneer Series Trust VI
Pioneer Global Sustainable Equity Fund, a	Victory Pioneer Global Equity Fund
series of Pioneer Series Trust V
Pioneer Global Sustainable Value Fund, a	Victory Pioneer Global Value Fund
series of Pioneer Series Trust XIV
Pioneer High Yield Fund, a series of Pioneer	Victory Pioneer High Yield Fund
High Yield Fund
Pioneer International Equity Fund, a series of	Victory Pioneer International Equity Fund
Pioneer Series Trust VIII
Pioneer Multi-Asset Income Fund, a series of	Victory Pioneer Multi-Asset Income Fund
Pioneer Series Trust IV
Pioneer Strategic Income Fund, a series of	Victory Pioneer Strategic Income Fund
Pioneer Series Trust XIV
Fund, each a series of Pioneer Variable	Acquiring Fund, each a series of Victory
Contracts Trust	Variable Insurance Funds II
Pioneer Bond VCT Portfolio	Victory Pioneer Bond VCT Portfolio
Pioneer Equity Income VCT Portfolio	Victory Pioneer Equity Income VCT Portfolio
Pioneer Fund VCT Portfolio	Victory Pioneer Fund VCT Portfolio
Pioneer High Yield VCT Portfolio	Victory Pioneer High Yield VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio	Victory Pioneer Mid Cap Value VCT Portfolio
Pioneer Select Mid Cap Growth VCT Portfolio	Victory Pioneer Select Mid Cap Growth VCT
Portfolio
Pioneer Strategic Income VCT Portfolio	Victory Pioneer Strategic Income VCT
Portfolio

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